Exhibit 3.1.7

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          UCAR GLOBAL ENTERPRISES INC.

                  I, Karen G. Narwold, hereby certifies that:

                  1. The name of the corporation is UCAR Global Enterprises Inc. (the "Corporation").

                  2. I am the Vice President, General Counsel and Secretary of the Corporation.

                  3. The Corporation is duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended.

                  4. The Board of Directors of the Corporation, by resolutions duly adopted, declared it advisable that the Certificate of Incorporation of the Corporation be amended in order to change the name of the Corporation to GrafTech Global Enterprises Inc.

                  5. This Amendment to the Certificate of Incorporation of the Corporation was duly adopted, effective June 7, 2002, in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

                  6. Article FIRST of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety and the following substituted in lieu thereof:

         "FIRST:           NAME
                           ----

                           The name of this corporation is GrafTech Global Enterprises Inc. (the "Corporation")."

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment on this 7th day of June, 2002.

                                 /s/  Karen G. Narwold
                                 ________________________________
                                 Karen G. Narwold
                                 Vice President, General Counsel and Secretary

State of Delaware         )
County of New Castle      )

Sworn to before me this 7th day of June, 2002.

/s/  Rebecca E. Green
---------------------------------------------
Notary Public